EX.99 ACCT

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the past two fiscal years, the years ended March 31, 2019 and March 31, 2020 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 30, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund

Attachment A

November 30, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Schwab Capital Trust (copy attached) related to the funds listed in Appendix I, which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(a)(4) of form N-CSRS of Schwab Capital Trust dated November 30, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Francisco, California

November 30, 2020

Appendix I

Fund Name	Commission File Number
Schwab Target 2010 Index Fund	S000054922
Schwab Target 2015 Index Fund	S000054923
Schwab Target 2020 Index Fund	S000054924
Schwab Target 2025 Index Fund	S000054925
Schwab Target 2030 Index Fund	S000054926
Schwab Target 2035 Index Fund	S000054927
Schwab Target 2040 Index Fund	S000054928
Schwab Target 2045 Index Fund	S000054929
Schwab Target 2050 Index Fund	S000054919
Schwab Target 2055 Index Fund	S000054920
Schwab Target 2060 Index Fund	S000054921

Registrant’s Independent Public Accounting Firm

On June 8, 2020, the Audit, Compliance and Valuation Committee of the Board of Trustees (the Board) approved, and on June 9, 2020, the Board approved, Deloitte & Touche LLP as the independent registered public accounting firm of The Charles Schwab Family of Funds, Schwab Capital Trust, Schwab Investments, Schwab Annuity Portfolios, Schwab Strategic Trust and Laudus Trust (the “Schwab Funds Complex”) for fiscal periods ending after June 8, 2020.

On June 8, 2020, PricewaterhouseCoopers LLP (the “Prior Auditor”) resigned as the independent registered public accounting firm of the Schwab Funds Complex.

The Prior Auditor’s reports on the financial statements of the funds listed in Appendix I (the “funds”) for the past two fiscal years, the years ended March 31, 2019 and March 31, 2020 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the last two fiscal year-ends and through June 8, 2020, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its reports on the funds’ financial statements for such periods; or (2) “reportable events,” as that term is defined in Item 304 (a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Board requested that the Prior Auditor address a letter to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 30, 2020 is attached as Attachment A to this exhibit.

Appendix I

Schwab Target 2010 Index Fund

Schwab Target 2015 Index Fund

Schwab Target 2020 Index Fund

Schwab Target 2025 Index Fund

Schwab Target 2030 Index Fund

Schwab Target 2035 Index Fund

Schwab Target 2040 Index Fund

Schwab Target 2045 Index Fund

Schwab Target 2050 Index Fund

Schwab Target 2055 Index Fund

Schwab Target 2060 Index Fund